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                                                                    Exhibit 99.1
                                  Schedule 13D
                             Joint Filing Agreement

         AGREEMENT dated as of February 23, 1999 between Crawford Partners, L.P. ("Crawford Partners"), a Georgia limited partnership, Liverpool LLC ("Liverpool"), a Georgia limited liability company, SunTrust Bank, Atlanta, as Trustee under Item II of the Last Will and Testament of James H. Crawford, SunTrust Bank, Atlanta, as Trustee under The Jesse C.
Crawford Short-Term Trust, and Jesse C. Crawford.

         WHEREAS, pursuant to paragraph (f) of Rule 13d-1 promulgated under Subsection 13d(1) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the parties hereto have decided to satisfy their filing obligations under the 1934 Act by a single joint filing;

         NOW, THEREFORE, the undersigned hereby agree as follows:

         1. The Schedule 13D with respect to Crawford & Company, attached hereto as Exhibit A, is filed on behalf of Crawford Partners, Liverpool, SunTrust Bank, Atlanta, as Trustee under Item II of the Last Will and Testament of James H. Crawford, SunTrust Bank, Atlanta, as Trustee under The Jesse C. Crawford Short-Term Trust and Jesse C. Crawford.

         2. Each of Crawford Partners, Liverpool, SunTrust Bank, Atlanta, as Trustee under Item II of the Last Will and Testament of James H. Crawford, SunTrust Bank, Atlanta, as Trustee under The Jesse C. Crawford Short-Term Trust and Jesse C. Crawford is responsible for the completeness and accuracy of the information concerning such person contained therein; provided that each person is not responsible for the completeness or accuracy of the information concerning any other person making such filing.


         IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first above written.

                                Crawford Partners, L.P.


                                By:   /s/ Jesse Carroll Crawford
                                   ---------------------------------------------
                                      Jesse Carroll Crawford




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                                By:  Liverpool, LLC

                                By: SunTrust Bank, Atlanta, as Trustee under The Jesse C. Crawford Short-Term Trust


                                By:   /s/ Dameron Black, III
                                   ---------------------------------------------
                                      Dameron Black, III, First Vice President


                                SunTrust Bank, Atlanta, as Trustee under
                                Item II of the Last Will and Testament of
                                James H. Crawford


                                By:   /s/ Dameron Black, III
                                   ---------------------------------------------
                                      Dameron Black, III, First Vice President


                                SunTrust Bank, Atlanta, as Trustee under the Jesse C. Crawford Short-Term Trust


                                By:   /s/ Dameron Black, III
                                   ---------------------------------------------
                                      Dameron Black, III, First Vice President


                                /s/ Jesse C. Crawford
                                ------------------------------------------------
                                Jesse C. Crawford